UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

ROCKFORD MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada	N4S 7W3
(Address of principal executive offices)	(Zip Code)

(519) 421-1900
(Registrant’s telephone number, including area code)

369 Shuter Street
Toronto, Ontario, Canada M5A 1X2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Description of Business”, “Risk Factors”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “seeks”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the “Risk Factors” section below.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report.  You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we”, “us”, “our” and “the Company” are to the combined business of Rockford Minerals Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Callco” means 1896431 Ontario Inc., an Ontario corporation;

●	“Closing Date” means June 28, 2013;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Rockford” means Rockford Minerals Inc., a Nevada corporation;

●	“SEC” means the Securities and Exchange Commission;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“Subco” means 1896432 Ontario Inc., an Ontario corporation; and

●	“Tropic Spa” means Tropic Spa Inc., an Ontario corporation.

All references to currency in this Report are to Canadian dollars unless otherwise specified.

INTRODUCTION

On the Closing Date, we entered into a share exchange agreement (the “Exchange Agreement”) with Subco, Tropic Spa and certain of the shareholders of Tropic Spa (collectively, the “Tropic Spa Shareholders”) pursuant to which we acquired 78,030,877 common shares, or approximately 78% of the issued and outstanding shares, of Tropic Spa in exchange for the issuance of 78,030,877 preferred shares of Subco, our wholly owned subsidiary, to the Tropic Spa Shareholders on a one-for-one basis (the “Share Exchange”).  Each one preferred share of Subco is exchangeable into one share of our common stock at the option of the holder thereof, subject to the following restrictions:

●
the holders of such preferred shares may not, without the written consent of Subco, exchange, sell or otherwise dispose of, directly or indirectly, any of their preferred shares until the six month anniversary of the Closing Date;

●
within 30 days of that time, and provided Tropic Spa has generated at least $1,000,000 in gross revenue during the preceding six month period, Subco shall permit the holders of such preferred shares to require Subco to redeem an aggregate of 1% of its then-outstanding preferred shares on a pro rata basis; and

●
within 30 days of each six month anniversary of the Closing Date until June 30, 2015, on which date all restrictions on such preferred shares shall automatically expire unless extended by the approval of the holders thereof, Subco shall grant the holders of its preferred shares a permission identical to the one described above.

The foregoing restrictions do not apply to any exchange, sale or other disposition of the preferred shares of Subco by the holder thereof:

●	to a person over which such holder exercises sole voting and investment control;

●	upon such holder’s death by will or intestacy; or

●	as a distribution solely to members, partners or stockholders of such holder, if the holder is a corporation, partnership or other organization.

The foregoing description of the preferred shares of Subco is qualified in its entirety by reference to the complete text of the rights, privileges, restrictions and conditions attached to such preferred shares (the “Exchangeable Share Provisions”), included as Appendix I to the Exchange Agreement filed as Exhibit 10.1 to this Report and incorporated herein by reference.

As a result of the Share Exchange, Tropic Spa became our partially-owned subsidiary and the former shareholders of Tropic Spa became holders of the preferred shares of Subco., a company that has only one issued and outstanding common share which is held by us.  The transaction was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein Tropic Spa is considered the acquirer for accounting and financial reporting purposes.  For more information about the acquisition of Tropic Spa, see Item 2.01 – Description of Business – Our Corporate History and Background, of this Report.

As a result of the Share Exchange, we are now a holding company operating through Tropic Spa, a company that manufactures and sells a patented home mist tanning system that delivers a full-body application.  Also as a result of the Share Exchange and on the Closing Date, Gregory J. Neely submitted his resignation as our President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer; John Marmora was appointed by our Board of Directors to fill the resulting vacancies; Mr. Marmora was appointed as our Chief Executive Officer and a director; Mr. Neely submitted his resignation as the President, Secretary and sole director of Subco and Callco, and Mr. Marmora was appointed to fill the resulting vacancies.

From our inception on October 29, 2007 until we completed the Share Exchange, we were a natural resource exploration company with the objective of acquiring, exploring, and if warranted and feasible, exploiting natural resource properties.  Our primary focus in the natural resource sector was gold, and we focused on one mining property located in southwest Nevada known as the Rockford Lode Mining Claim.  Although we continue to own this property, which was filed in the Clark County, Nevada recorder’s office in Las Vegas on June 19, 2008, as Instrument 20080619- 0000221, File 081, Page 0074, in the official records book, T20080120393, we plan to sell or grant an option in our interest in the Rockford Lode Claim to a third party as soon as practicable due to the change in our business associated with the closing of the Share Exchange.

Prior to the completion of the Share Exchange, we had not generated any revenue since our inception and our operations were primarily limited to capital formation, organization and the development of our business plan.  As such, we may be deemed to have been a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).  To the extent that we may be deemed to have been a shell company, and in accordance with the requirements of Items 2.01(f) and 5.01(a)(8) of Form 8-K, this Report sets forth information that would be required if we were required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to our common stock (which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act).

Item 1.01     Entry into a Material Definitive Agreement

On the Closing Date, we entered into the Exchange Agreement with Subco, Tropic Spa and the Tropic Spa Shareholders pursuant to which we acquired approximately 78% of the outstanding capital stock of Tropic Spa from the Tropic Spa Shareholders in exchange for the issuance of 78,030,877 preferred shares of Subco to the Tropic Spa Shareholders.  The shares issued to the Tropic Spa Shareholders pursuant to the Share Exchange constituted 100% of Subco’s issued and outstanding preferred shares as of and immediately after the consummation of the Share Exchange.  As a result of the Share Exchange, Tropic Spa became our majority-owned subsidiary.

As a condition of the closing of the Exchange Agreement, we also entered into the following agreements on the Closing Date:

●	a Support Agreement with Subco and Callco (the “Support Agreement”); and

●
a Voting and Exchange Trust Agreement with Subco, Callco and John Marmora (the “Trustee”), our new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director (the “Trust Agreement”).

Support Agreement

The Support Agreement provides and establishes a procedure whereby we are required to take certain actions and make certain payments and deliveries in connection with the satisfaction of the obligations of Callco and/or Subco under the Exchangeable Share Provisions.  As described in the Exchangeable Share Provisions, Subco is required to deliver shares of our common stock to a holder of preferred shares of Subco (each, an “Exchangeable Share”) upon the liquidation or insolvency of Subco, upon the redemption of Exchangeable Shares by Subco, and upon the exercise of the retraction or exchange right by such holder.  The Exchangeable Share Provisions also require Subco to pay dividends on the Exchangeable Shares that are equivalent to any dividends that are paid on shares of our common stock.

The Support Agreement provides commercial certainty and is in the interests of the holders of Exchangeable Shares because it creates enforceable contractual rights of Subco against us so that in all relevant circumstances Subco is in a position to acquire the necessary shares of our common stock, and finance any dividend payments equivalent to dividends paid on shares of our common stock, in order to satisfy Subco’s obligations under the Exchangeable Share Provisions.  In that respect, the Support Agreement includes certain covenants made by us, including that we will:

●	not declare or pay a dividend on shares of our common stock unless Subco can simultaneously pay the same dividend on the Exchangeable Shares;

●
ensure that Subco has a sufficient number of shares of our common stock in the event of the liquidation or insolvency of Subco to satisfy all retraction or exchange requests or redemptions of Exchangeable Shares; and

●	as the sole holder of common shares of Subco, not cause Subco to be liquidated or dissolved.

In general, the Support Agreement ensures that the obligations of Subco are backstopped by covenants made by us or any successor to us.  It will remain in effect until no Exchangeable Shares (or securities or rights convertible into or exchangeable for Exchangeable Shares) are held by any person other than us or any of our affiliates (in other words, until all the Exchangeable Shares have been exchanged into shares of our common stock).

Trust Agreement

The Trust Agreement provides and establishes a procedure whereby the voting rights attached to shares of our common stock are exercisable by the registered holders (the “Beneficiaries”) of the Exchangeable Shares, other than those Exchangeable Shares held by us or our affiliates, through the Trustee.  The Trustee holds legal title to a special voting share (the “Special Voting Share”) to which voting rights are attached for the benefit of the Beneficiaries.

The Special Voting Share confers on the Trustee the number of votes equal to the number of outstanding Exchangeable Shares, other than Exchangeable Shares held by us or our affiliates, on all matters on which the holders of shares of our common stock are entitled to vote.  Under the Trust Agreement, the Trustee is required to hold the Special Voting Share as trustee solely for the use and benefit of the Beneficiaries and has no power or authority to sell, transfer, vote or otherwise deal with the Special Voting Share.

The Trust Agreement provides a mechanism under which a Beneficiary may instruct the Trustee regarding how to vote the votes conferred by the Special Voting Share relating to such Beneficiary’s Exchangeable Shares.  This mechanism ensures that Beneficiaries have a complete bundle of rights that collectively is equivalent to the rights each Beneficiary would have if it owned shares of our common stock directly, and is exercised by Beneficiaries providing written instructions to the Trustee following the mailing of any communications by us to the holders of our common stock as well as the holders of Exchangeable Shares.

For commercial reasons, it is in the interests of a holder of Exchangeable Shares to obtain additional protection with respect to its ability to exercise retraction or exchange rights in the event of the liquidation or insolvency of us or Subco.  As a result, the Trust Agreement also grants such holders “insolvency put rights”, including the right to automatically exchange their Exchangeable Shares for shares of our common stock upon the occurrence of certain events.

The right of a Beneficiary to exercise any voting rights in respect of the Exchangeable Shares held by such Beneficiary will cease immediately upon the exercise of any exchange right, automatic exchange, retraction or redemption of Exchangeable Shares for shares of our common stock, or the liquidation, dissolution or winding-up of Subco.

The foregoing description of the Exchange Agreement, including the Support Agreement and the Trust Agreement, is qualified in its entirety by reference to the complete text of the Exchange Agreement filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired approximately 78% of Tropic Spa on the Closing Date pursuant to the Share Exchange, which was accounted for as a reverse takeover/recapitalization effected by a share exchange.  Items 2.01(f) and 5.01(a)(8) of Form 8-K provide that if we were a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Share Exchange, then we must disclose the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon the completion of the Share Exchange.

To the extent that we may be deemed to have been a shell company immediately before the Share Exchange, we are providing the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such a form.  Please note that the information provided below relates to the combined entity after the acquisition of Tropic Spa, except that information relating to periods prior to the date of the Share Exchange relates only to the entity specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are a development stage company in the business of developing and commercializing an innovative home mist tanning system.  Our goal is to design, build and market a unique system for convenient home use that delivers a full-body application and eliminates the harmful health effects associated with traditional tanning beds.  To date, we have applied for and acquired a United States Patent for our product entitled “Apparatus for Spray Application of a Sunless Tanning Product” (the “Patent”) and have patents pending which are in the process of being completed for Australia, Canada, China and the European Union.

Our Corporate History and Background

We were incorporated under the laws of the State of Nevada on October 29, 2007.  From our inception until the closing of the Share Exchange, we sought to be a producer of gold and silver ore, and of other precious metals.  On July 19, 2008, we acquired an undeveloped mining claim called the Rockford Lode Mining Claim located in Clark County, Nevada, for which we paid $12,000, including the cost of a geological report prepared by Sookochoff Consultants Inc. and Laurence Sookochoff, P. Eng., as a consulting geologist, for the purpose of recommending an exploration program.  Due to lack of capital, we did not commence any phase of the exploration program recommended in the geological report.

On August 24, 2010, we filed a certificate of amendment with the Nevada Secretary of State to increase our authorized capital from 10,000,000 shares of common stock to 100,000,000, each with a par value of $0.001 per share.  On April 17, 2013, we filed a certificate of amendment with the Nevada Secretary of State to increase our authorized capital from 100,000,000 shares of common stock to 300,000,000, each with a par value of $0.001 per share.

On June 24, 2013, we purchased one common share of Subco and one common share of Callco from Gregory J. Neely, our current director and our former President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.  Both of these companies were incorporated on April 15, 2013 in anticipation of completing the Share Exchange, and became our wholly owned subsidiaries as a result of the share purchases.

Prior to the closing of the Share Exchange, we had not generated any revenue and our operations were primarily limited to capital formation, organization and development of our business plan.  As a result of the Share Exchange, we ceased our prior operations and, through Tropic Spa, we now operate as a company that manufactures and sells home mist tanning units with a patent-protected feature.

Tropic Spa was incorporated under the laws of the Province Ontario on September 17, 2007.  Its operations to date have consisted of business formation, strategic development, marketing, technology development and capital raising activities.  Tropic Spa has generated $43,144 in revenues since its inception.  Its website is www.tropicspatan.com.

On November 19, 2007, Tropic Spa entered into Share Subscription Agreements (the “Agreements”) with five companies pursuant to which those companies subscribed for an aggregate of 18,202,503 common shares of Tropic Spa valued at $3,657,175. This assigned value was the cost to those companies, as of that date, of developing a home mist tanning system and the application for and acquisition of the Patent. The Agreements included a triggering event (a “Triggering Event”) which was defined to mean the occurrence of any of the following:

●	90 days after Tropic Spa was listed as a public company on a stock exchange;

●	90 days after Tropic Spa either purchased or was purchased by a company that is trading on a stock exchange; or

●	notwithstanding the above, 90 days after Tropic Spa notified the five companies in writing that a Triggering Event had occurred.

The five companies entered into agreements with their shareholders allowing the shareholders, upon the Triggering Event, to exchange their class A shares in those companies for common shares of Tropic Spa by exercising an option under a common share exchange warrant.

On April 9, 2009, the Board of Directors of Tropic Spa resolved that the Triggering Event had occurred and approved and issued a Notification of Triggering Event to the shareholders of the five companies. The decision to exercise the Triggering Event was driven by three factors:

●	the approval of the Patent;

●	the delivery of the final production model of the home mist tanning system on or before April 21, 2009; and

●	the implementation of an aggressive marketing strategy by Tropic Spa.

Subsequent to the execution of the Agreements, one of the five companies incurred an additional $2,685,104 on the continued development of the home mist tanning system and the application for and acquisition of the Patent.  On March 11, 2013, Tropic Spa executed a second Share Subscription Agreement (the “Second Agreement”) with this company to cover the common shares issued to the shareholders of that company in respect of the additional costs incurred.  Pursuant to the terms of the Second Agreement, the company subscribed for 26,034,520 common shares of Tropic Spa valued at $3,155,462 covering the period from November 20, 2007 to June 2010.  Of these amounts, 3,880,745 common shares were issued in exchange for $470,358 received directly by Tropic Spa.

Since the date of the Triggering Event, Tropic Spa has continued to carry out its business plan in the normal course and during its two most recently completed fiscal years, raised an aggregate of $1,041,114 from the sale of its common shares.

On April 11, 2013 and in anticipation of entering into the Exchange Agreement, Tropic Spa completed a vertical amalgamation with 1893211 Ontario Inc., its wholly owned subsidiary.  The amalgamation was approved by the directors of each of Tropic Spa and 1893211 Ontario Inc., and was completed for the sole purpose of merging the two corporations and carrying on as one entity.

Acquisition of Tropic Spa

On the Closing Date, we completed the Share Exchange whereby we acquired approximately 78% of the issued and outstanding capital stock of Tropic Spa in exchange for 78,030,877 preferred shares of Subco (each, an “Exchangeable Share”), our wholly owned subsidiary.

As a result of the Share Exchange, Tropic Spa became our majority-owned subsidiary and John Marmora, the sole officer and director of Tropic Spa, acquired the right to become our principal stockholder by exchanging the Exchangeable Shares he received on the Closing Date for shares of our common stock.  The Share Exchange was accounted for as a reverse merger/recapitalization effected through a share exchange, with Tropic Spa as the accounting acquirer and Rockford as the accounting acquiree.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Tropic Spa.

In connection with the Share Exchange and on the Closing Date, our sole officer and director, Gregory J. Neely, resigned from all of his officer positions and appointed John Marmora, the sole director of Tropic Spa, as our second director and as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.

As a result of our acquisition of Tropic Spa, Tropic Spa became our majority-owned subsidiary and we assumed the business and operations of Tropic Spa.  We plan to change our name in the near future to more accurately reflect our new business operations.

Products

Our one-touch home mist tanning system delivers a full-body application in 12 seconds resulting in a tan that develops gradually over a period of five to eight hours and lasts from between five and eight days.  The units we market contain everything an individual needs to complete 10 full-body tans in the comfort of their own home.

Our tanning system was designed for home use to provide users with a salon quality tan.  It consists of an application unit, a tanning kit and a pre-tan kit.  The tanning kit includes our proprietary tanning solution, which is a clear fluid with a slight yellow tinge that contains a blend of DHA or dihydroxyacetone (a chemical approved by the Food and Drug Administration for use in the cosmetics industry), skin moisturizers and conditioners.  The solution is packaged into specially designed cosmetic bladders and housed in aerosol cans, which allows users to dispense it directly with no cross-contamination of propellant or any other material.  In addition to six cans of the solution, the tanning kit contains a spray applicator and one touch-up can, while the pre-tan kit contains exfoliating wipes or gloves (selected by the user at the time of purchase), plastic head and foot covers and plastic protective gloves.

Our application unit has been engineered to apply our tanning solution evenly through a unique, non-clogging mist nozzle and deliver a sufficient amount of the solution in 12 seconds to provide full body coverage.  Over-spray is minimal or nonexistent, and the cordless design of the unit allows it to be used in multiple locations and deliver multiple applications on a single lithium ion battery charge.  Each unit contains an internal counter that indicates when there is only enough tanning solution remaining to complete two tans, and consists of a simple design that allows for the easy removal and replacement of the solution.

Constructed of lightweight durable plastic in a neutral tone, the application units are visually appealing, compact in size and come fully assembled, requiring only a primary battery charge of approximately four hours to begin the tanning process.  The units also include a unique adjustable hanger bracket that permits simple height adjustments and both visual cues and audible electronic tones that provide important information to users as follows:

●	when the start/stop button on the unit is pushed, the light-emitting diode (LED) on the unit flashes the color blue for 10 seconds;

●
if no further action is taken by a user during the 10-second period, the unit automatically powers down; however, if the user again pushes the start/stop button, the unit emits an audible beep signalling that the tanning spray will be activated in six seconds;

●	at the end of the six seconds, the unit emits an “up-tone” sound and begins to mist;

●
during the 12 second tanning cycle, the unit emits an audible beep every three seconds in order to orient the user and suggest that they rotate 90 degrees in each three-second period (for a total of 360 degrees in 12 seconds);

●	following the fourth audible beep, the unit emits a “down-tone” to signal the conclusion of the tanning cycle; and

●	finally, when the reset button is pushed, the unit emits an audible beep to signal that the unit’s tan count has been reset to 10 tans.

The lithium ion battery included with each application unit can be fully recharged in approximately eight hours once fully depleted through a conventional North American wall socket.  The batteries are provided to us by an electronics supplier based in Toronto, Ontario, Canada, who acquires them from a manufacturer in China.  We do not have an agreement in place with the supplier regarding the purchase and sale of specified quantities of batteries; instead, we purchase them on an as-needed basis using conventional means.

Our application unit has been certified by QPS Evaluation Services, Inc. (“QPS”), a nationally and internationally accredited third-party testing, certification and field evaluation body, under certificate number LR1209.  This certification provides an increased assurance of quality and safety to consumers by demonstrating that the unit has been tested to and meets the requirements of applicable Canadian and Unites States standards, since QPS’s labels and marks are accepted as equals to those of the Canadian Standards Association and Underwriters Laboratories.

Because we are committed to supplying products of superior quality and design, we provide a limited one year warranty on our application units.  If a unit stops operating due to defects in materials or workmanship during this time, we will either repair or replace it for free.

In addition to the application units, we also sell tanning solution kit refills that take less than five minutes to replace. Each tanning solution kit refill contains a sufficient amount of our proprietary solution to provide 10 full-body tans.  To the best of our knowledge, empty cans of our tanning solution can be recycled in the same manner as conventional aerosol cans in all jurisdictions that offer recycling alternatives to conventional waste collection.

We currently sell our home mist tanning system for the base price of $300 and our tanning solution kit refills for $100, each plus applicable shipping and handling.  The complete system also includes an operating manual, instructional DVD and simple power adapter.

Industry Overview and Competition

There are currently many products on the market geared towards providing users with a sunless tan.  These include bronzers, gels, foams and lotions, all of which can vary dramatically in both quality and price.  Unfortunately, these products can be quite messy and often yield unreliable results.  Recently, airbrush or spray tanning products for home use have gained a foothold in the market, but these products can be tricky to apply evenly and can discolor and streak the skin if not used properly.  There are also a small number of medical sunless tanning alternatives, but the market for these is extremely limited.

Given the uncertainty associated with applying or using many sunless tanning products, consumers have gravitated to the salon or spa in search of natural looking results.  The most popular method of obtaining a sunless tan at these establishments that doesn’t include exposure to harmful ultraviolet (UV) rays is through a spray tan.  However, this can be a costly pursuit, especially over the long term.

A summary of the various options is provided below.

Bronzers, Gels, Foams and Lotions

Bronzers, gels, foams and lotions generally cost between $12 and $65 per bottle.  Apart from bronzers, each of these products uses DHA or dihydroxyacetone as an active ingredient in order to create a reaction between the product and dead skin cells to obtain darker looking skin.  Bronzers, gels, foam and lotions can often be difficult to apply evenly, especially in hard-to-reach places, as they require users to apply the product onto their body using their hands.  They frequently streak and discolor the skin if applied incorrectly, as well as leave the hands and nails of users with an undesirable orange hue.  Gloves can help but the products often stick to them and create an uneven result.

Lotions can provide a more satisfying application than gels, but because of the moisturizing properties often added to these products they can also clog pores which may not be suitable for users with sensitive skin or who are acne-prone.  Lotions also take a longer time to dry and users must wear loose clothing until they have properly dried.

Bronzers are simply a short term solution for a glow.  They exist in gel form but often consist of a powder to be applied with a makeup brush.  If applied incorrectly a bronzer can look too dark and it also has the drawback of sometimes rubbing off on clothes.

Prominent manufacturers of bronzers, gels, foams and lotions include Banana Boat, Jergens, Hawaiian Tropic and L’Oréal.

Medical Alternatives

There are two drugs available on the market related to sunless tanning.  The first of these is canthaxanthin, a colorant commonly used as a food dye.  Though the FDA and Heath Canada have approved canthaxanthin as a food colorant, it has not been approved for use as a sunless tanning pill since consumption of large amounts has been linked to liver injury and canthaxanthin retinopathy, a form of retina discoloration.

The second drug is called Melanotan II and is also known as the “Barbie drug”.  Basically, it is an injectable that mimics melanin in skin.  Although widely available, both the FDA and Heath Canada have warned the public that the drug has not been tested and should be avoided until further research has been completed to test its possible side effects.

Home Use Airbrushing

Several options have been developed over time for home use airbrushing.  Temptu manufactures a portable airbrushing unit that retails for US$305, with each refill costing US$45 per tanning pod.  The unit was designed to tan only the face, but many consumers use it to tan their entire body.  According to Temptu customer reviews, two tanning pods are required for such a tan, which would therefore cost a consumer $90 for one fully-body tan.

Luminess Tan is another manufacturer of airbrush tanning products.  It sells a small portable unit for home tanning use that costs US$159 for a starter pack and US$32 for two 1.5oz bottle refills.  The primary drawback of the Luminess Tan unit is that consumers need to have a steady hand to apply the product properly and may require a second person to apply it in hard-to-reach areas.  The company’s application wand may also become clogged with frequent use.

St. Tropez, Model Co. and Victoria’s Secret, among others, have recently entered the growing “spray tan in a can” market.  Their products come in mist form, but without experience consumers can run the risk of leaving streaks from applying them incorrectly.  It can also be difficult to access certain parts of the body with sprays, such as the back, and over-spraying can lead to an uneven tan.  Users of these products must also keep the nozzle approximately six inches from their skin in order to maintain an even application. “Spray tan in a can” can cost anywhere from US$12 to US$40 per unit.

The SheerTan Sunless Tanning wand provides an attractive option for hard-to-reach areas such as the back.  To use the product, consumers must insert the mist into the wand and then move the wand around their body.  The wand is bulky and can be challenging to manoeuvre, but the cost is appealing at US$40 for the starter set.  However, the price of refills is comparable to others at US$50 for a set of four.

Home Use Spray Tanning

Similar to airbrushing, spray tanning provides consumers with the ability to tan their entire body without having to refill the machines quite as often.  Currently there are only two spray machines available: ours and the ShowerTan system manufactured by RNJ Enterprizes, LLC.

The ShowerTan system is a portable unit that must be used in the shower.  The starter unit retails for US$345 and the refills are priced at US$45 for four single-use bottles.  In order to use the system, consumers also need to purchase CO2 tanning cartridges at a cost of $23 for 10 cartridges and add both the tanning solution and cartridges to the unit.  ShowerTan also offers bronzing drops to mix into its solution for tan customization purposes.  The ShowerTan machine has an industrial feel, is rather bulky and is visually intimidating because of its complexity.  The unit must be cleaned after each use, which adds to the time required to obtain consistent tanning results.

Salon Airbrushing and Spray Tanning

Spray tans and airbrush tans are similar; however, with an airbrush tan a salon or spa technician applies the tanning solution and with a spray tan the consumer enters a private booth and is then sprayed by a machine to obtain a natural looking tan.  Although there is little room for error, spray tanning has proven to be consistent and produce reliable results.  Unfortunately, the cost can be high as one session from a professional salon or spa generally ranges from $40-120 plus the cost of a touch-up kit.  To maintain a tan, a consumer would need to repeat the process every five to 14 days depending on his or her skin and the extent of exfoliation prior to tanning.  In urban centers, the cost of professional spray tan maintenance can add up to over $1,000 per year.

With salon airbrushing and spray tanning, privacy is also an issue since more bashful consumers may be uncomfortable disrobing in a strange place to receive an application.  Time must also be considered, as many salons require an appointment and consumers therefore need to plan ahead and organize their schedule.  For salon-based sunless tanning alternatives, time and money are the most important factors to consider.

The market for sunless tanning products is highly competitive with respect to performance, quality and price.  We anticipate that we will directly compete with those competitors whom we identified above, as well as with other local and regional manufacturers.  We may also compete with artificial sunbed tanning establishments and manufacturers and suppliers of similar products and services; however, we do not consider these direct competitors because their processes involve exposing the skin to harmful ultraviolet (UV) rays.

In the future, we also may face further competition from new market entrants and possible alliances between existing competitors.  Some of our competitors have, or may have, greater financial, marketing and other resources.  As a result, competitors may be able to respond more quickly to new or emerging trends and changes in technology, benefit from greater purchasing economies, offer more aggressive pricing to customers or devote greater resources to the promotion of their products than we are capable of accomplishing.  There can be no assurance that we will be able to successfully compete in the future with such competitors, and the failure to successfully compete could have an adverse effect on our operating results.

Marketing Plan

As described above, we currently compete with several companies offering a number of different sunless tanning products.  We believe the opportunity exists for us to take advantage of the very broad sunless tanning market by emphasizing the benefits of our home mist tanning system in relation to the products offered by our competitors.  In this respect, we plan to focus our marketing efforts on the following competitive advantages:

●	the speed with which our system can provide a full-body tan application;

●	the convenience of being able to use our system in the comfort of your home;

●	the quality of our proprietary tanning solution;

●	the evenness with which our application unit distributes the tanning solution; and

●	the simplicity of the application unit’s design and its corresponding ease-of-use.

We have decided to adopt a three-phase strategy in order to market our home mist tanning system.  This strategy consists of a branding phase, an infomercial phase and a retail phase, all of which will be accompanied by continuous efforts to increase sales of our products.

●
Branding: during this phase, we expect to generate word-of-mouth and brand recognition for our products through social media applications such as Facebook and Twitter, and by advertising selectively on talk shows, radio and in fashion and beauty magazines. We may also decide to provide complimentary home mist tanning systems to known trendsetters in order to generate publicity, increase our commercial presence and gain consumer awareness.  Although we have yet to begin implementing any such initiatives in earnest, we anticipate that any recognition we are able to achieve will promote our home mist tanning system as a viable, inexpensive solution to the myriad sunless tanning alternatives currently on the market.

●
Infomercial: during this phase, we plan to launch a major television infomercial campaign to strengthen our brand and generate significant sales increases.  This phase will also incorporate an ecommerce component, including the launch of an enhanced version of our website.

●
Retail: during this phase, we hope to begin selling our home mist tanning system through bricks-and-mortar establishments, including at select stores within major retail chains.  The locations at which we are able to obtain shelf space will likely depend, among other things, on the relationships we are able to develop with product consultants of those stores, and the completion of a detailed analysis of market demand and demographics relating to the tanning sector in general.

To date, we have retained the services of two public relations consultants to assist us with our marketing efforts, but as described above, we have not yet started to pursue the first phase of our strategy to the extent we anticipate.  Despite this, our home mist tanning system has been the subject of a number of articles in specialty newspapers and on fashion magazine blogs and Twitter accounts.  These include Westside Today (Los Angeles), The Green Connoisseur and Wire LA.

Suppliers

In addition to the supplier of our lithium ion batteries described in the “Products” section, above, we have developed relationships with two other companies that manufacture the plastic components of our application units and our proprietary tanning solution, respectively.  Both of these manufacturers are located in the metropolitan area around Toronto, Ontario, Canada and, although we do not have formal supply agreements in place with them, we are able to purchase sufficient component quantities from them to fulfill demand for our products on an as-needed basis using conventional purchase orders.

Intellectual Property

The design of our home mist tanning system is currently protected by U.S. Patent No. 7,594,593, which is entitled “Apparatus for Spray Application of a Sunless Tanning Product”.  We have also filed patents in Canada, Australia, China and Europe to protect the design.  A summary of those patents and patent applications is provided below.

Type	Name	Region	Number	Date
Patent	Apparatus for Spray Application of a Sunless Tanning Product	United States	7,594,593	January 17, 2006 (Filed) / September 29, 2009 (Issued)
Patent Application	Apparatus for Spray Application of a Sunless Tanning Product	Canada	2,685,941	April 5, 2007 (Filed) / December 22, 2009 (Entered)
Patent Application	Automated Mist Tanning Apparatus	Australia	2012227220	September 24, 2012 (Filed)
Patent Application	Apparatus for Spray Application of a Sunless Tanning Product	China	200780053225.1	December 4, 2009 (Filed)
Patent Application	Apparatus for Spray Application of a Sunless Tanning Product	Europe	07 804 956.6	November 3, 2009 (Filed)

We also own the copyright in the contents of our website, the rights to the www.tropicspatan.com Internet domain name, and we guard the composition of our proprietary tanning solution as a trade secret.  Other than that, we do not own any intellectual property and we have not filed for any protection of our trademark.

Employees

As of the Closing Date, we did not have any full time or part time employees.  However, we may hire workers on a contract basis from time to time as the need arises.

Government Regulations

Recent legislation regarding sunless tanning in both the United States and Canada has consistently focussed on the harm posed to consumers, and minors in particular, as a result of exposure to UV rays at indoor tanning facilities.  Research indicates that high risk exposure happens more commonly in teens and that blistering sunburns and overexposure during childhood greatly increase the chances of developing skin cancer later in life.  Because sun (and UV) exposure in childhood and the teenage years can be so damaging, policymakers in some states have decided to regulate minors' use of tanning devices (like tanning beds, booths and sunlamps).  Currently California and Vermont ban the use of tanning beds for all minors under 18, and at least 33 states regulate the use of tanning facilities by minors.  Some counties and cities also regulate the use of tanning devices.

Legislators in various states and provinces are also currently debating bills that propose to ban indoor tanning for youth under the age of 18, and in some cases 14.  Others have enacted laws that require in-person parental or guardian permission in order for a minor to use such facilities.  Finally, most states and provinces at least require operators of indoor tanning facilities to implement time limitations on tanning beds to the manufacturer’s maximum exposure recommendation and to provide eye protection to customers.

The consequence of these regulations is that consumers are effectively being legislated away from using sunless tanning products or services that involve UV light exposure, leaving a gap in the market that we are aiming to fill.  The amount of negative publicity surrounding the new laws has also contributed to a search by consumers for healthy tanning alternatives that provide consistent results, and we are therefore well-positioned to capture a sizeable share of the rapidly-evolving sunless tanning market.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer and you may lose all or part of your investment.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability.  We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Technological change and competition may render our products obsolete.

The market for sunless tanning products and services continues to undergo rapid change, competition is intense and we expect it to continually increase.  Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or non-competitive.  Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do.  Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

Our business is highly competitive.  Competition presents an ongoing threat to the success of our business.

The sunless tanning industry is extremely competitive.  We expect to increasingly compete against other producers and equipment and service providers that have launched initiatives which are directly competitive to our business.  We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

●	selling and marketing efforts;

●	ease of use, performance, price and reliability of services offered either by us or our competitors;

●	our ability to develop and maintain intellectual property protection for technologies that are effective and affordable to the targeted market;

●	our ability to cost-effectively manage our operations; and

●	our reputation and brand strength relative to our competitors.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than we do.  These factors may allow our competitors to respond more quickly than we can to new or emerging technologies.  These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to generate revenue more effectively than we do.

Our business depends substantially on the continuing efforts of our sole officer, and our business may be severely disrupted if we lose his services.

Our future success heavily depends on the continued service of our sole officer.  Although we plan to increase the size of our Board of Directors, appoint additional officers and engage various consultants as our business grows, if he is unable or unwilling to continue to work for us in his present capacities, we may have to spend a considerable amount of time and resources searching, recruiting and integrating one or more replacements into our operations, which would severely disrupt our business.  This may also adversely affect our ability to execute our business strategy.  Moreover, if our sole officer joins a competitor or forms a competing company, we may lose customers, suppliers, know-how and key employees.

Our sole officer’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our sole officer has no experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel.  As we become a more mature company in the future, we may find recruiting and retention efforts more challenging.  If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.  The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Product liability exposure may expose us to significant liability.

We may face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects.  We may not be able to avoid significant liability exposure.  Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost.  An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance.  Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

Our inability to protect our intellectual property rights may force us to incur unanticipated costs.

Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our home mist tanning system.  Our intellectual property may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs.  In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future.  Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology.  Our failure to develop or license a substitute technology could prevent us from selling our products.

Since our officers, directors and business assets are located in Canada, investors may be limited in their ability to enforce U.S. civil actions against them for damages to the value of our common stock.

Our business assets are located in Canada and our officers and directors are residents of Canada.   Consequently, U.S. investors may experience difficulty affecting service of process on our officers and directors within the United States or enforcing a civil judgment of a U.S. court in Canada if a Canadian court determines that the U.S. court in which the judgment was obtained did not have jurisdiction in the matter.  There is also substantial doubt whether an original action predicated solely upon civil liability may successfully be brought in Canada against either our officers and directors or our business assets.  As a result, investors may not be able to recover damages as compensation for a decline in the value of their investment.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company.  The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) impose additional reporting and other obligations on public companies.  We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming.  A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures.  In addition, we will incur additional expenses associated with our SEC reporting requirements.  Furthermore, if we identify any issues in complying with those requirements (for example, if we identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us.  We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.  Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements.  We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly.  These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

We may indemnify our directors and officers against liability to us and our security holders, and such indemnification could increase our operating costs.

Our By-Laws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices.  Our By-Laws also allow us to reimburse them for the costs of certain legal defenses.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our officers and directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs.  Further, if any of our officers and directors files a claim against us for indemnification, the associated expenses could also increase our operating costs.

Failure to comply with the Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As a Nevada corporation, we are subject to the Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Some foreign companies, including some that may compete with us, may not be subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the countries in which we conduct our business.  However, our employees or other agents may engage in conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of Our Common Stock

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock.  Therefore, there is no central place, such as stock exchange or electronic trading system, to resell any shares of our common stock.  If you wish to resell your shares, you will have to locate a buyer and negotiate your own sale.  As a result, you may be unable to sell you shares or may be forced to sell them at a loss.

We intend to apply to have our common stock quoted on the OTC Bulletin Board.  This process takes at least 60 days and the application must be made on our behalf by a market maker.  If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock.  The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock.  You may not be able to sell your shares at their purchase price or at any price at all.

John Marmora has voting control over matters submitted to a vote of the stockholders, and he may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

In connection with the Share Exchange, John Marmora received 32,093,377 Exchangeable Shares.  Each Exchangeable Share entitles the holder thereof to one vote on all matters submitted to a vote of our stockholders.  Accordingly, Mr. Marmora controls more than 35% of the votes eligible to be cast by stockholders in the election of directors and generally.  As a result, Mr. Marmora has the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions.

Because we became public by means of a “reverse merger”, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger”.  Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.  We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

We are subject to penny stock regulations and restrictions and investors may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules”.  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are generally persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse.  For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the penny stock rules.  In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We do not expect to pay dividends for the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, commonly known as “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state.  A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Tropic Spa for the fiscal years ended August 31, 2012 and 2011, and the unaudited financial statements of Tropic Spa for the six month periods ended February 28, 2013 and 2012.  The financial statements of Tropic Spa have been prepared and presented in accordance with generally accepted accounting principles in the United States.  The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Tropic Spa contained elsewhere in this Report.  The financial statements contained elsewhere in this Report fully represent Tropic Spa’s financial condition and operations; however, they are not indicative of our future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Results of Operations

Since Inception

Revenue

From its inception on September 17, 2007 to February 28, 2013, Tropic Spa generated $43,144 in revenue, including $18,144 in sales revenue and $25,000 in revenue from flyer distribution, at a production cost of $332,299, for a gross loss of $289,155.  Tropic Spa’s production costs during this time were attributable to a combination of production-related consulting fees ($139,750), materials and supplies ($121,689), depreciation ($61,374) and prototype components ($9,486).

As described elsewhere in this Report, Tropic Spa’s operations to date have largely consisted of business formation, strategic development, marketing, technology development and capital raising activities.

Expenses

From its inception on September 17, 2007 to February 28, 2013, Tropic Spa incurred $1,314,905 in total expenses, all of which were general and administrative in nature.  The company’s expenses have consisted of $654,300 in management-related consulting fees, $268,536 in marketing expenses, $164,771 in professional fees, $150,405 in office and miscellaneous expenses, $37,907 in travel and entertainment expenses, $21,200 in rent, $17,326 in depreciation and $460 in bad debt expense.

Net Loss

From its inception on September 17, 2007 to February 28, 2013, Tropic Spa incurred a net loss and comprehensive loss of $1,604,060.

Six Months Ended February 28, 2013 and 2012

Revenue

During the six months ended February 28, 2013, Tropic Spa generated $16,857 in revenue, including $4,357 in sales revenue and $12,500 in revenue from flyer distribution, at a production cost of $35,543, for a gross loss of $18,686.  During the same period in the prior year, it generated $4,687 in revenue, all of which was in the form of sales revenue, at a production cost of $90,734, for a gross loss of $86,047.  Tropic Spa’s production costs during the six months ended February 28, 2013 were attributable to a combination of production-related consulting fees ($15,600), depreciation ($10,436) and materials and supplies ($9,507), whereas those costs during the same period in the prior year were attributable to the same combination, each in larger amounts, as well as prototype component costs.  Notably, the cost of materials and supplies was $43,879 greater during the six months ended February 29, 2012 than during the same period in the current year.

Expenses

During the six months ended February 28, 2013, Tropic Spa incurred $216,549 in total expenses, compared to $219,377 in total expenses during the same period in the prior year.  All the expenses incurred by the company during both fiscal periods were general and administrative in nature.

Tropic Spa’s expenses during the six months ended February 28, 2013 consisted of $118,400 in management-related consulting fees, $43,760 in professional fees, $24,035 in marketing expenses, $14,958 in office and miscellaneous expenses, $6,600 in rent, $5,908 in travel and entertainment expenses and $2,888 in depreciation.  During the same period in the prior year, its expenses included $75,400 in management-related consulting fees, $14,104 in professional fees, $92,563 in marketing expenses, $27,586 in office and miscellaneous expenses, $1,349 in rent, $5,487 in travel and entertainment expenses and $2,888 in depreciation.  The decrease in Tropic Spa’s expenses between the two periods was therefore attributable to the substantial decrease in marketing fees, as offset to a large extent by the increases in management-related consulting fees and professional fees.

Net Loss

During the six months ended February 28, 2013, Tropic Spa incurred a net loss and comprehensive loss of $235,235 and a net loss per share of $0.003.  During the same period in the prior year, it experienced a net loss and comprehensive loss of $305,424 and a net loss per share of $0.006.

Years Ended August 31, 2012 and 2011

Revenue

During the year ended August 31, 2012, Tropic Spa generated $25,387 in revenue, including $12,887 in sales revenue and $12,500 in revenue from flyer distribution, at a production cost of $129,136, for a gross loss of $103,749.  During the year ended August 31, 2011, it generated $900 in revenue, all of which was in the form of sales revenue, at a production cost of $93,976, for a gross loss of $93,076.  Tropic Spa’s production costs during both years were attributable to a combination of production-related consulting fees ($38,425 in the current year vs. $37,700 in the prior year), depreciation ($26,090 in the current year vs. $19,671 in the prior year) and materials and supplies ($64,621 in the current year vs. $36,605 in the prior year).

Expenses

During the year ended August 31, 2012, Tropic Spa incurred $483,287 in total expenses, compared to $231,693 in total expenses during the year ended August 31, 2011.  All the expenses incurred by the company during both fiscal years were general and administrative in nature.

Tropic Spa’s expenses during the year ended August 31, 2012, consisted of $226,200 in management-related consulting fees, $123,790 in marketing expenses, $56,308 in professional fees, $50,319 in office and miscellaneous expenses, $14,295 in travel and entertainment expenses, $6,600 in rent and $5,775 in depreciation.  During the prior year, its expenses included $72,900 in management-related consulting fees, $76,266 in marketing expenses, $25,534 in professional fees, $38,940 in office and miscellaneous expenses, $10,218 in travel and entertainment expenses, $1,600 in rent, $5,775 in depreciation and $460 in bad debt expense.  Although Tropic Spa experienced a general increase in most expense categories between the two years, the primary reason for the overall increase in its expenses was the $153,300 increase in management-related consulting fees.

Net Loss

During the year ended August 31, 2012, Tropic Spa incurred a net loss and comprehensive loss of $587,036 and a net loss per share of $0.011.  During the same period in the prior year, it experienced a net loss and comprehensive loss of $324,769 and a net loss per share of $0.007.

Liquidity and Capital Resources

As of February 28, 2013

As of February 28, 2013, Tropic Spa had $11,398 in cash, $182,165 in total current assets, $6,629,919 in total assets, $77,778 in total and current liabilities and a working capital surplus of $104,387.  As of that date, it also had an accumulated deficit of $1,604,060.

To date, Tropic Spa has experienced negative cash flows from operations and has been dependent on sales of its common shares and capital contributions to fund its operations.

During the six months ended February 28, 2013, Tropic Spa spent $232,880 in cash on operating activities, compared to 272,639 in cash spending on operating activities during the same period in the prior year.  The 15% decrease in its cash spending on operating activities during the current period was primarily attributable to the decrease in the company’s net loss as described above and decreases in certain operating assets and liabilities, in particular amounts receivable and unearned revenue.  From its inception on September 17, 2007 to February 28, 2013, Tropic Spa spent $1,603,749 in cash on operating activities, substantially all of which is attributable to its net loss as described above.

Tropic Spa did not spend any cash on investing activities during either the six months ended February 28, 2013 or 2012.  From its inception on September 17, 2007 to February 28, 2013, the company spent $184,175 in cash on the purchase of equipment, its only investing activities to date.

During the six months ended February 28, 2013, Tropic Spa received $209,500 in cash from financing activities, compared to $314,901 in cash receipts from financing activities during the same period in the prior year.  From its inception on September 17, 2007 to February 28, 2013, Tropic Spa received $1,799,322 in cash from financing activities, all of which was in the form of proceeds from the issuance of its common shares.

As of August 31, 2012

As of August 31, 2012, Tropic Spa had $34,778 in cash, $191,273 in total current assets, $6,652,351 in total assets, $88,975 in total and current liabilities and a working capital surplus of $102,298.  As of that date, it also had an accumulated deficit of $1,368,825.

During the year ended August 31, 2012, Tropic Spa spent $604,325 in cash on operating activities, compared to $315,729 in cash spending on operating activities during the prior year.  The 42% increase in its cash spending on operating activities during the fiscal year ended August 31, 2012 was primarily attributable to the increase in the company’s net loss as described above, as adjusted for increases in its amounts receivable, inventory and unearned revenue, as offset by a decrease in its accounts payable and accrued liabilities.

Tropic Spa did not spend any cash on investing activities during the year ended August 31, 2012, whereas it spent $103,533 in cash investing activities during the prior year, all of which was on the  purchase of equipment.

During the year ended August 31, 2012, Tropic Spa received $457,500 in cash from financing activities, compared to $583,614 in cash receipts from financing activities during the prior year.  All of the company’s cash receipts during those two years were in the form of proceeds from the issuance of its common shares.

During the year ended August 31, 2012, Tropic Spa’s cash decreased by $146,825 due to a combination of its operating and financing activities, whereas it only decreased by $23,380 during the six months ended February 28, 2013.

Critical Accounting Policies

Inventory

Inventory is stated at the lower of cost, computed using the first-in, first-out method, or market.  If the cost of inventory exceeds its market value, a provision is made currently for the difference between the cost and market value. Tropic Spa’s inventory consists of finished goods, components and supplies.

Equipment, Net

Equipment is stated at cost, net of accumulated depreciation.  Equipment is depreciated over the estimated useful life of the asset.  Mould equipment is depreciated at 20% on a declining-balance basis.  The website is depreciated on a straight-line basis over five years.  One-half of these rates are used in the year of acquisition.  Replacements and major improvements are capitalized, while maintenance and repairs are charged to expense as incurred.  Upon retirement or sale, the cost of assets disposed of and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations.

Intangible Assets

Tropic Spa’s Patent is recorded at the value attributed to the shares issued to the Originating Companies and shareholders of TGSI less accumulated amortization.  The Patent was issued on September 29, 2009 and is effective until September 29, 2026.  Upon expiration, the Patent can be extended subject to certain changes required to secure the extension.  Although the effects of obsolescence, demand, competition and other economic factors (such as stability of the industry, technological advances and legislative action that results in an uncertain or changing regulatory environment) can have an adverse effect on the industry and the company’s product, management is not currently aware of any known adverse factors that will affect the company in the future.

Tropic Spa does not believe that there are any limits to how long its Home Mist Tanning units can sell in the market place.  While it expects to be able to secure an extension to the Patent in 2026, this cannot be predicted with certainty at this time.  Accordingly, management has determined that the best estimate of the useful life of the Patent is 17 years.  At this time, the company does not believe that the Patent will have a residual value at the end of its useful life.

Definite-lived intangible assets are required to be amortized using a method that reflects the pattern in which the economic benefits of the patents are consumed or utilized.  At this time, management is not able to determine with any amount of certainty the number of Home Mist Tanning units that will be sold over the useful life of the Patent.  Accordingly, the Patent will be amortized over the remaining years of the useful life beginning in the year that commercial production and sale of the units commences.  Commercial production and sales are expected to commence when the company becomes a public company and the North American marketing campaign commences.

As of February 28, 2013, there were no know indicators that the Patent was impaired.

Sales, Other Revenue and Deferred Revenue

Tropic Spa sells Home Mist Tanning units and related supplies primarily on line via its website.  The company recognizes revenue when the units and supplies have been shipped to the customer, the amount to be paid by the customer is fixed or determinable and collectability is reasonably assured.  Revenue is recorded net of applicable sales taxes.

In February 2012, Tropic Spa entered into an agreement with a fitness company to insert into every Home Mist Tanning unit package shipped in Canada a brochure advertising their store locations in Canada along with other related information about their fitness stores.  Pursuant to this two-year agreement, commencing March 1, 2012 and ending February 28, 2014, the company will receive $50,000 for this service.  Revenue is being recognized on a straight-line basis over the term of the agreement.

Warranty

Tropic Spa is committed to supplying products of superior quality and design. Because of this commitment, it provides a limited one year warranty effective from the date of purchase. Tropic Spa warranties its Home Mist Tanning units to be free of defects. If a unit stops operating due to defects in materials or workmanship, Tropic Spa either repairs or replaces it for free.

Foreign Currency

Tropic Spa’s functional currency is the Canadian dollar.  The company’s financial statements are presented in Canadian dollars.  All transactions are currently in Canadian dollars.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

Our executive office is located at 1057 Parkinson Road, Unit #9, Woodstock, Ontario, Canada N4S 7W3.  We have leased this space it at a cost of $1,100 per month since December 2, 2011, and we also use it to meet our assembly, warehouse and distribution needs.  We believe that this property is generally suitable to meet our needs for the foreseeable future; however, we will continue to seek additional space as needed to satisfy our growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the Closing Date after giving effect to the Share Exchange for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group.  A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise.  Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days of the Closing Date.  For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	John Marmora (2) 1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada N4S 7W3	32,093,377 (3)	72.4
Common Stock	Gregory J. Neely (4) 49 Fraser Avenue, Suite 400 Toronto, Ontario, Canada M6K 1Y7	3,831,380	31.2
All Officers and Directors as a Group		35,924,757	103.6
Common Stock	Stephen Dewingaerde (5) 111 Steppingstone Trail Toronto, Ontario, Canada M5A 2B1	3,500,000	28.5

(1)	Based on 12,264,146 shares of common stock issued and outstanding as of the Closing Date after giving effect to the Share Exchange.

(2)
John Marmora was appointed as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director on the Closing Date, and is the only person who possesses the right to exchange preferred shares of Subco for shares of our common stock within 60 days of the Closing Date, since any such exchange can only be completed with the written consent of Subco.

(3)	Includes 32,093,377 shares of our common stock issuable upon the exchange of preferred shares of Subco.

(4)
Gregory J. Neely was appointed as our director on November 2007 and acted as our Secretary and Treasurer from November 2007 until the Closing Date and our President, Chief Financial Officer and Principal Accounting Officer from June 18, 2012 to the Closing Date.

(5)	Stephen Dewingaerde was our President and director from our inception in November 2007 until May 4, 2012.

Changes in Control

As of the Closing Date, we were not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

As of the Closing Date, the names, ages and positions of our officers and directors were as follows:

Name	Age	Position
John Marmora	60	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director
Gregory J. Neely	41	Director

John Marmora – President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Marmora was appointed as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director President, Chief Executive Officer and director on the Closing Date.  Mr. Marmora has served as the President, Secretary, Treasurer and sole director of Tropic Spa since its inception on September 17, 2007.

Mr. Marmora has more than three decades of operational and management experience in a wide variety of industries.  In 2003, he founded MCM Consulting Ltd., a company that manufactured and marketed a sunless tanning system, and since that time, he has been involved in the development, manufacturing and marketing of the patented sunless tanning system currently owned by Tropic Spa.  It was primarily his experience in this industry that led us to conclude that he should serve as one of our directors in light of our new business and structure.

From 1977 to 1983, Mr. Marmora served as the President of Celmar Productions Inc., an award-winning company in the business of writing and producing jingles for commercial radio and television.   Following that, he acted as the President of Erotico Music Inc., a music company that wrote and produced international commercial recordings and managed recording artists, from 1990 to 2004.  During this period, Mr. Marmora engaged in the negotiation of multimillion dollar contracts on behalf of the company’s clients with record labels such as Universal Music and Arista Records (a wholly owned subsidiary of Sony Music Entertainment).  Over the course of his music career, he earned several notable awards for work on various recordings, including the 2002 SOCAN Songwriter of the Year Award (Pop Music) and a 2004 Juno for Instrumental Album of the Year.

Gregory J. Neely – Director

Mr. Neely acted as our Secretary and Treasurer from November 2007 until the Closing Date, and as our President, Chief Financial Officer and Principal Accounting Officer from June 18, 2012 to the Closing Date.  He has served as our director since November 2007.

Since June 2005, Mr. Neely has been the President of Forge Media + Design Inc., a company engaged in communications and marketing.  From 2003 to 2006, he was a Design Team Leader with Entro Communications, an award-winning industry leader in environmental graphic design in the signage industry.  Prior to that, Mr. Neely was employed as the Senior Designer for Haughton Brazeau and a designer for both Reich & Petch and Kramer Design.  He received a Bachelor of Arts degree from York University in Toronto, Ontario, Canada in 1995.

Neither Mr. Marmora nor Mr. Neely has been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Corporate Governance

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of Mr. Marmora and Mr. Neely.

Term of Office

Our directors are elected to serve until our next annual meeting of stockholders and until their successors have been elected and qualified.  Our officers are appointed to serve until the meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and qualified.

Board Committees

We do not have an audit, nominating or compensation committee.  We intend, however, to establish an audit committee and a compensation committee of our Board of Directors in the future.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditor and evaluating our accounting policies and our system of internal controls.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Significant Employees

Other than our executive officers, we do not expect any other individuals to make a significant contribution to our business.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

●
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business activity;

●
being the subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies; or

●	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any stock, commodities or derivatives exchange or other self-regulatory organization.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have not yet adopted a code of ethics because we have not yet finalized the content of such a code.

Management Agreements

We do not yet have a formal management or consulting agreement in place with John Marmora, our sole executive officer.  Regardless, we expect Mr. Marmora to allocate 100% of his working time to our business.

Section 16(a) Beneficial Ownership Compliance Reporting

Section 16(a) of the Exchange Act requires a company’s directors and officers, and persons who own more than 10% of any class of a company’s equity securities which are registered under Section 12 of the Exchange Act, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5.  Such officers, directors and 10% stockholders are also required to furnish the company with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such forms received by us and on written representations from certain reporting persons as of the Closing Date, we believe that all Section 16(a) reports applicable to our officers, directors and 10% stockholders with respect to Rockford’s fiscal year ended October 31, 2012 have been filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to John Marmora, our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director, and Gregory Neely, our director and former President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer, for all services rendered in all capacities to us and our subsidiaries.  Mr. Marmora was appointed as our sole officer and a director on the Closing Date, and Mr. Neely resigned as our sole officer on the Closing Date.

The discussion below pertains to compensation awarded or paid by Tropic Spa to Mr. Marmora during the company’s years ended August 31, 2012 and 2011 and compensation awarded or paid by us to Mr. Neely during our fiscal years ended October 31, 2012 and 2011.  We do not have any other executive officers and no other individual received total compensation from us in excess of US$100,000 during those years.  Pursuant to Item 402(a)(5) of Regulation S-K we have omitted certain columns from the table since there was no compensation awarded to, earned by or paid to these individuals required to be reported in such columns in either year.

Name and Principal Position	Year Ended	Salary ($)	Total ($)
John Marmora, President (1)	2012	73,200 (2)	73,200
	2011	24,600 (2)	24,600
Gregory Neely, former President (3)	2012	-	-
	2011	-	-

(1)
John Marmora was appointed as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director on the Closing Date and has served as the President, Secretary, Treasurer and sole director of Tropic Spa since the company’s inception on September 17, 2007.

(2)	Represents consulting fees paid to Mr. Marmora during the applicable years.

(3)
Gregory J. Neely was appointed as our director on November 2007 and acted as our Secretary and Treasurer from November 2007 until the Closing Date and our President, Chief Financial Officer and Principal Accounting Officer from June 18, 2012 to the Closing Date.

Outstanding Equity Awards at Fiscal Year-End

As of the Closing Date, neither we nor Tropic Spa had any outstanding equity awards.

Benefit Plans

We do not have any pensions plan, profit sharing plan or similar plan for the benefit of our officers, directors or employees.  However, we may establish such plans in the future.

Director Compensation

We have has not compensated any of our directors for their service on the Board of Directors.  Management directors are not compensated for their service as directors; however they may receive compensation for their services as employees of the Company.  The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since September 1, 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described in Item 2.01 – Executive Compensation).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●
Pursuant to the Exchange Agreement and on the Closing Date, Subco issued 32,093,377 preferred shares to John Marmora, the President, Secretary, Treasurer and sole director of Tropic Spa and its former controlling shareholder.  Upon the closing of the Share Exchange, Mr. Marmora acquired the right to become our principal stockholder and was appointed as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and directors.

Related Party Transactions of Tropic Spa

●	During the six months ended February 28, 2013 and February 29, 2012, Tropic Spa paid $14,250 and $26,400, respectively, in consulting fees to Mr. Marmora.

●	During the six months ended February 28, 2013 and February 29, 2012, Tropic Spa paid $58,200 and $nil, respectively, in consulting fees to MCM Consulting Ltd., a company controlled by Mr. Marmora.

●	During the six months ended February 28, 2013 and February 29, 2012, Tropic Spa paid $nil and $12,600, respectively, in fees for office services to the wife of Mr. Marmora.

●	On November 15, 2012, Tropic Spa issued 29,000,000 common shares valued at $14,500 in respect of management services rendered by Mr. Marmora and Ron Bellamy.

●	During the years ended August 31, 2012 and 2011, Tropic Spa paid $73,200 and $24,600, respectively, in consulting fees to Mr. Marmora.

●	During the years ended August 31, 2012 and 2011, Tropic Spa paid $25,700 and $19,700, respectively, in fees for office services to the wife of Mr. Marmora.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we currently use the definition in NASDAQ Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that none of our directors meet this definition of independence due to the fact that our directors are also are current or former executive officers.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting us, our common stock, any of our subsidiaries or our officers or directors of those of our subsidiaries’ in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

As of the Closing Date and after giving effect to the Share Exchange, we had 12,264,146 shares of common stock issued and outstanding, all of which were restricted under the under the Securities Act.  None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act.  As of the Closing Date, the exemption from registration provided by Rule 144 under the Securities Act was not available for these shares pursuant to Rule 144(i).

Also as of the Closing Date and after giving effect to the Share Exchange, Subco had 78,030,877 preferred shares issued and outstanding, each of which is exchangeable into one share of our common stock in accordance with the rights, privileges, restrictions and conditions attached to such preferred shares, and we did not have any outstanding options, warrants or other securities convertible into shares of our common stock.

Market Information

Our common stock is not traded or quoted on any exchange; however, we intend to apply to have our common stock quoted on the OTC Bulletin Board.  This process usually takes at least 60 days and an application must be made on our behalf by a market maker.  We have not yet engaged a market maker to submit the application.  If we are unable to obtain a market maker we will be unable to develop a trading market for our common stock, and even if we secure a market maker, there is no guarantee that our common stock will meet the requirements or be accepted for quotation on the OTC Bulletin Board

Even if our common stock becomes quoted on the OTC Bulletin Board, it should be noted that OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects.  The OTC Bulletin Board should not be confused with the NASDAQ stock market.  OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ stock market.  Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange.  In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board.  We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

Holders

As of the Closing Date and after giving effect to the Share Exchange, there were approximately 42 holders of record of our common stock.

Dividends

We have not declared or paid any dividends on our common stock and do not expect to declare or pay any such dividends for the foreseeable future.  Any future decisions regarding dividends will be made by our Board of Directors.  We currently intend to retain and use any future earnings for the development and expansion of our business.  Our Board of Directors has complete discretion regarding the payment of dividends, and even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Penny Stock

Our common stock is subject to the provisions of Section 15(g) of the Exchange Act and Rule 15g-9 thereunder, commonly referred to as the “penny stock rule”.  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse.  For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of securities and must have the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document prepared by the SEC relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for penny stocks held in an account and information to the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares.

Securities Authorized for Issuance under Equity Compensation Plans

As of August 31, 2012, we did not have any compensation plans under which our equity securities are authorized for issuance, and we do not currently have any such plans.  We intend to adopt an equity compensation plan in which our directors, officers, employees and consultants will be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

See the disclosure set forth under Item 3.02 which is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation, as amended, our By-Laws and the Nevada Revised Statues (the “NRS”) relating to our common stock.  This summary is not complete.  This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and our By-Laws.

Authorized Capital Stock

Our authorized capital consists of 300,000,000 shares of common stock, US$0.001 par value per share.  As of the Closing Date and after giving effect to the Share Exchange, 12,264,146 shares of our common stock were issued and outstanding.

Common Stock

Each share of our common stock entitles the holder thereof to one vote on each matter submitted to a vote at any meeting of our stockholders.  Our shares of common stock do not carry any cumulative voting rights, and therefore, the holders of a majority of the shares of our outstanding common stock may elect the entire Board of Directors; if they choose do so, minority stockholders will not be able to elect any persons to our Board of Directors.  Our By-Laws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholder meeting except with respect to certain matters for which a greater percentage quorum is required by statute or the By-Laws.

Shares of our common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.  Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may authorize and issue;

●	income tax consequences; and

●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share rateably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no pre-emptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statutes, charter provisions, by-laws, contracts or other arrangements under which any of our directors, officers or controlling persons are insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

●	Chapter 78 of the Nevada Revised Statutes (“NRS”); and

●	Section 20 of our By-Laws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a)	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

(b)	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.7502 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(c)	Is not liable pursuant to NRS 78.138; or

(d)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporationl.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

By-Laws

Section 20 of our By-Laws provides that we will indemnify our directors and officers to the fullest extent permitted by the corporate law of the State of Nevada.

The general effect of the foregoing is that we may indemnify a director, officer or controlling person from liability, thereby making us responsible for any expenses or damages incurred by such director, officer or controlling person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the NRS or our By-Laws, or otherwise, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

See the disclosure set forth under Item 4.01 which is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

See the disclosure set forth under Item 1.01 which is incorporated herein by reference.

The preferred shares of Subco issued to the former shareholders of Tropic Spa in connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us.  Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, and that such shareholders were acquiring Subco’s preferred shares for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock issuable upon the exchange thereof may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption or exemptions therefrom.

Item 4.01     Changes in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On the Closing Date, our Board of Directors approved the dismissal of Liggett, Vogt & Webb, P.A., Certified Public Accountants (“LVW”), as our independent registered public accounting firm, effective immediately.  LVW’s reports on our financial statements as of and for the fiscal years ended October 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

During the fiscal years ended October 31, 2012 and 2011 and through the Closing Date, we did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304(a) of Regulation S-K) with LVW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of LVW, would have caused it to make reference thereto in connection with its reports; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided LVW with a copy of this disclosure on the Closing Date and requested that it furnish us with a letter addressed to the SEC stating whether or not it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.  A copy of the letter, dated July 2, 2013, is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss LVW as our independent registered public accounting firm, our Board of Directors appointed DeVisser Gray LLP (“DeVisser”) as our independent registered public accounting firm.

During the fiscal years ended October 31, 2012 and 2011 and through the Closing Date, neither the Company nor anyone acting on its behalf consulted DeVisser regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advise was provided to us that DeVisser concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.01     Changes in Control of Registrant

See the disclosure set forth under Item 2.01 which is incorporated herein by reference.

As a result of the Share Exchange, John Marmora acquired 32,093,377 preferred shares of Subco, each of which is exchangeable for one share of our common stock, or approximately 35% of the total voting power of all of our outstanding voting securities on a fully converted basis.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, Gregory J. Neely submitted his resignation as our President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer, and John Marmora was appointed by our Board of Directors to fill the resulting vacancies.  Mr. Neely’s resignation was not due to any disagreement with us regarding our operations, policies, practices or otherwise.  Also on the Closing Date, Mr. Marmora was appointed as our Chief Executive Officer and a director.

Our Board of Directors currently consists of two directors: Mr. Neely and Mr. Marmora.

For certain biographical and other information regarding Mr. Marmora, see the disclosure under Item 2.01 – Directors and Executive Officers, which is incorporated herein by reference.

Item 5.03

As a result of the Share Exchange and on the Closing Date, our Board of Directors approved a change in our fiscal year end from October 31 to August 31 (the fiscal year end of Tropic Spa), which will be reflected in our next quarterly report on Form 10-Q for the period ended May 31, 2013.

Item 5.06     Change in Shell Company Status

To the extent we may be deemed to be a shell company prior to the closing of the Share Exchange, see the disclosure set forth under Items 2.01 and 5.01 which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Filed as Exhibit 99.1 to this Report and incorporated herein by reference are the audited financial statements of Tropic Spa for the year ended August 31, 2012.

Filed as Exhibit 99.2 to this Report and incorporated herein by reference are the audited financial statements of Tropic Spa for the year ended August 31, 2011.

Filed as Exhibit 99.3 to this Report and incorporated herein by reference are the unaudited interim financial statements of Tropic Spa for the periods ended February 28, 2013 and 2012.

(b)	Pro Forma Financial Information

Filed as Exhibit 99.4 to this Report and incorporated herein by reference are our unaudited pro forma financial statements for the year ended October 31, 2012 and for the three monts ended April 30, 2013.

(c)	Shell Company Transactions

See Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits

The Share Exchange Agreement filed as exhibit 10.1 to this Report contains representations and warranties by the parties to the agreement that have been made solely for the benefit of the parties to the agreement.  These representations and warranties:

●
may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Share Exchange Agreement, which disclosures are not necessarily reflected in such agreement;

●	may apply standards of materiality that differ from those of a reasonable investor; and

●	were made only as of specified dates contained in the Share Exchange Agreement and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time.  Investors should not rely on them as statements of fact.

Exhibit Number	Exhibit Description
3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on October 29, 2007 (1)
3(i).2	Certificate of Amendment filed with the Nevada Secretary of State on August 24, 2010 (1)
3(i).3	Certificate of Amendment filed with the Nevada Secretary of State on April 17, 2013 (2)
3(ii).1	By-Laws (1)
10.1	Share Exchange Agreement dated June 28, 2013 with 1896432 Ontario Inc., Tropic Spa Inc. and the shareholders of Tropic Spa Inc.
21	1896431 Ontario Inc. (Ontario, Canada), 1896432 Ontario Inc. (Ontario, Canada), Tropic Spa Inc. (Ontario, Canada)
16.1	Letter from Liggett, Vogt and Webb, P.A., Certified Public Accountants to the SEC dated July 2, 2013
99.1	Audited Financial Statements of Tropic Spa Inc. for the year ended August 31, 2012
99.2	Audited Financial Statements of Tropic Spa Inc. for the year ended August 31, 2011
99.3	Unaudited Interim Financial Statements of Tropic Spa Inc. for the periods ended February 28, 2013 and 2012
99.4	Unaudited Pro Forma Financial Statements for the year ended October 31, 2012 and for the three months ended April 30, 2013.

(1)	Incorporated by reference from our Registration Statement on Form 10, filed with the SEC on October 15, 2010.

(2)	Incorporated by reference from our Quarterly Report on Form 10-Q, filed with the SEC on June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013	ROCKFORD MINERALS INC.

	By:	/s/ John Marmora
John Marmora
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director